Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED COMBINED FINANCIAL STATEMENTS

On December 11, 2014, Smith & Wesson Holding Corporation, or SWHC, completed its previously announced acquisition of all of the issued and outstanding stock of Battenfeld Acquisition Company Inc., including its wholly owned subsidiary, Battenfeld Technologies, Inc., or BTI, for $130.5 million, plus a $3.8 million working capital adjustment for a total purchase price consideration of $134.3 million, pursuant to a Stock Purchase and Sale Agreement. The acquisition was financed using a combination of existing cash balances and cash from a $100.0 million draw on our existing line of credit, which was expanded to $125.0 million as a result of our partial exercise of the accordion feature on that line of credit, as further described in Item 2.03 of our Form 8-K filed with the Securities and Exchange Commission on November 26, 2014.

The unaudited pro forma consolidated combined financial statements reflect our acquisition of BTI on December 11, 2014. The unaudited pro forma consolidated combined financial statements are based on the respective historical consolidated financial statements and the notes thereto of SWHC and BTI. The acquisition is reflected using the purchase method of accounting and the estimates, assumptions and adjustments described below and in the notes to the unaudited pro forma consolidated combined financial statements.

For purposes of preparing the unaudited pro forma consolidated combined balance sheet, historical financial information of SWHC and the pre-acquisition results of BTI are being presented as of October 31, 2014. For the unaudited pro forma consolidated combined financial statements of income, historical financial information of SWHC and the pre-acquisition results of BTI are being presented for the year ended April 30, 2014 and the six months ended October 31, 2014.

The unaudited pro forma consolidated combined financial statements are presented for illustrative purposes only and do not purport to be indicative of the results of operations or financial position for future periods or the results that would have been realized had the acquisition of BTI been consummated as of May 1, 2013 or October 31, 2014. The pro forma adjustments are based upon available information and certain estimates and assumptions as described in the notes to the unaudited pro forma consolidated combined financial statements that SWHC believes are reasonable in the circumstances.

The unaudited pro forma consolidated combined financial statements and accompanying notes should be read in conjunction with the historical consolidated financial statements and notes thereto of SWHC included in our Annual Report on Form 10-K for the year ended April 30, 2014, our Quarterly Report on Form 10-Q for the six months ended October 31, 2014, and our previously filed Forms 8-K. These financial statements should also be read in conjunction with the audited and unaudited financial statements of BTI that are presented within this amended Current Report on Form 8-K/A.

FOOTNOTE REFERENCE TO THE COLUMNS ON THE UNAUDITED PRO FORMA CONSOLIDATED COMBINED FINANCIAL STATEMENTS:

(A)	As reported in our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended April 30, 2014, as filed with the Securities and Exchange Commission, or SEC, or our Quarterly Report on Form 10-Q for the six months ended October 31, 2014, as filed with the SEC, as applicable.

(B)	Derived from BTI’s unaudited financial statements for the period from May 1, 2013 through April 30, 2014. In the opinion of SWHC, all adjustments, consisting of normal and recurring adjustments, considered necessary for a fair presentation of the results of operations for the period presented have been included.

(C)	Derived from BTI’s unaudited financial statements for the period from May 1, 2014 through October 31, 2014. In the opinion of SWHC, all adjustments, consisting of normal and recurring adjustments, considered necessary for a fair presentation of the results of operations for the period presented have been included.

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED COMBINED BALANCE SHEET

	As of October 31, 2014:
	Historical SWHC (A)	Historical BTI (C)	Pro Forma Adjustments		Pro Forma Combined
	(In thousands, except par value and share data)
ASSETS
Current assets:
Cash and cash equivalents	$64,373	$337	$(35,757	)(1)	$28,953
Accounts receivable, net of allowance for doubtful accounts	51,411	7,759	—		59,170
Inventories	99,243	7,972	4,154	(2)	111,369
Prepaid expenses and other current assets	8,744	474	—		9,218
Deferred income taxes	16,917	578	(1,790	)(3)	15,705
Income tax receivable	4,230	393	—		4,623

Total current assets	244,918	17,513	(33,393)		229,038

Property, plant, and equipment, net	134,027	2,700	(204	)(4)	136,523
Intangibles, net	3,891	18,966	53,234	(5)	76,091
Goodwill	14,110	13,343	47,782	(6)	75,235
Other assets	19,043	773	(261	)(7)	19,555

	$415,989	$53,295	$67,158		$536,442

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,852	$699	—		$24,551
Accrued expenses	15,112	1,312	—		16,424
Accrued payroll	7,165	—	—		7,165
Accrued taxes other than income	4,371	9	—		4,380
Accrued profit sharing	2,500	—	—		2,500
Accrued product/municipal liability	965	—	—		965
Accrued warranty	5,054	—	—		5,054
Current portion of notes payable	—	2,714	(2,714	)(8)	—

Total current liabilities	59,019	4,734	(2,714)		61,039

Deferred income taxes	11,241	(379)	20,295	(3)	31,157

Notes payable, net of current portion of notes payable	175,000	16,495	83,505	(8)	275,000

Other non-current liabilities	11,017	—	—		11,017

Total liabilities	256,277	20,850	101,086		378,213

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—	—	—		—
Common stock, $.001 par value, 100,000,000 shares authorized, 69,264,706 shares issued and 53,702,084 shares outstanding on October 31, 2014	69	—	—		69
Additional paid-in capital	214,548	24,240	(24,240	)(9)	214,548
Retained earnings	117,345	8,205	(9,688	)(10)	115,862
Accumulated other comprehensive income	73	—	—		73
Treasury stock, at cost (15,562,622 common shares on October 31, 2014)	(172,323)	—	—		(172,323)

Total stockholders’ equity	159,712	32,445	(33,928)		158,229

	$415,989	$53,295	$67,158		$536,442

The accompanying notes are an integral part of these unaudited pro forma consolidated combined financial statements

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED COMBINED STATEMENTS OF INCOME

For The Year Ended April 30, 2014

	Historical SWHC (A)	Historical BTI (B)	Pro Forma Adjustments		Pro Forma Combined
	(In thousands, except per share data)
Net sales	$626,620	$43,543	$—		$670,163
Cost of sales	367,515	22,969	4,254	(11)	394,738

Gross profit	259,105	20,574	(4,254)		275,425

Operating expenses:
Research and development	5,648	876	—		6,524
Selling and marketing	33,515	4,180	—		37,695
General and administrative	68,954	9,168	7,478	(12)	85,600

Total operating expenses	108,117	14,224	7,478		129,819

Operating income from continuing operations	150,988	6,350	(11,732)		145,606

Other income/(expense):
Other income/(expense), net	(2,154)	—	—		(2,154)
Interest income	149	—	—		149
Interest expense	(12,261)	(1,779)	(141	)(13)	(14,181)

Total other income/(expense), net	(14,266)	(1,779)	(141)		(16,186)

Income from continuing operations before income taxes	136,722	4,571	(11,873)		129,420
Income tax expense/(benefit)	48,095	1,776	(4,393	)(14)	45,478

Income from continuing operations	$88,627	$2,795	$(7,480)		$83,942

Net income per share:
Basic - continuing operations	$1.51				$1.43

Basic - net income	$1.52				$1.44

Diluted - continuing operations	$1.47				$1.40

Diluted - net income	$1.49				$1.41

Weighted average number of common shares outstanding:
Basic	58,668				58,668
Diluted	60,114				60,114

The accompanying notes are an integral part of these unaudited pro forma consolidated combined financial statements

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED COMBINED STATEMENTS OF INCOME

For The Six Months Ended October 31, 2014

	Historical SWHC (A)	Historical BTI (C)	Pro Forma Adjustments		Pro Forma Combined
	(In thousands, except per share data)
Net sales	$240,315	$24,996	$—		$265,311
Cost of sales	156,357	12,691	—		169,048

Gross profit	83,958	12,305	—		96,263

Operating expenses:
Research and development	2,929	476	—		3,405
Selling and marketing	16,797	2,186	—		18,983
General and administrative	27,627	5,489	3,689	(15)	36,805

Total operating expenses	47,353	8,151	3,689		59,193

Operating income from continuing operations	36,605	4,154	(3,689)		37,070

Other income/(expense):
Other income/(expense), net	(17)	—	—		(17)
Interest income	44	—	—		44
Interest expense	(4,898)	(561)	(399	)(13)	(5,858)

Total other income/(expense), net	(4,871)	(561)	(399)		(5,831)

Income from continuing operations before income taxes	31,734	3,593	(4,088)		31,239
Income tax expense/(benefit)	12,026	625	(1,513	)(14)	11,138

Income from continuing operations	$19,708	$2,968	$(2,575)		$20,101

Net income per share:
Basic - continuing operations	$0.36				$0.37

Basic - net income	$0.36				$0.37

Diluted - continuing operations	$0.36				$0.36

Diluted - net income	$0.35				$0.36

Weighted average number of common shares outstanding:
Basic	54,188				54,188
Diluted	55,435				55,435

The accompanying notes are an integral part of these unaudited pro forma consolidated combined financial statements

SMITH & WESSON HOLDING CORPORATION

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

COMBINED FINANCIAL STATEMENTS

NOTE 1 — BASIS OF PRESENTATION

The accompanying unaudited pro forma consolidated combined balance sheet as of October 31, 2014 includes the historical results of SWHC and BTI as if these transactions had occurred on October 31, 2014 and the unaudited pro forma consolidated combined statements of income for the year ended April 30, 2014 and the six months ended October 31, 2014 include the historical results of SWHC and BTI as if these transactions had occurred on May 1, 2013.

Acquisition of BTI

On December 11, 2014, SWHC acquired all of the issued and outstanding stock of BTI, for $130.5 million, plus a $3.8 million working capital adjustment for a total purchase price consideration of $134.3 million, pursuant to a Stock Purchase and Sale Agreement. The acquisition was financed using a combination of existing cash balances and cash from a $100.0 million draw on our existing line of credit, which was expanded to $125.0 million as a result of our partial exercise of the accordion feature on that line of credit.

BTI, based in Columbia, Missouri, is an industry-leading provider of hunting and shooting accessories and has an established track record of launching high-quality, innovative products across its brand portfolio.

SMITH & WESSON HOLDING CORPORATION

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

COMBINED FINANCIAL STATEMENTS

We are currently finalizing the valuation of the assets acquired and liabilities assumed; therefore, the fair values set forth below are subject to adjustment as additional information is obtained during the measurement period, which will not exceed 12 months from the acquisition date.

The following table summarizes the estimated preliminary allocation of the purchase price at the acquisition date (in thousands):

Cash	$24
Accounts receivable	7,696
Inventories	12,804
Other current assets	563
Income tax receivable	393
Property, plant, and equipment	2,757
Intangibles	72,200
Goodwill	61,661

Total assets acquired	158,098

Accounts payable	1,456
Accrued expenses	327
Accrued payroll	904
Accrued taxes other than income	9
Deferred income taxes	21,128

Total liabilities assumed	23,824

$134,274

Previously acquired goodwill of $12.0 million will continue to be deductible for tax purposes over its remaining useful life. The remaining goodwill recorded as a result of the acquisition is not expected to be deductible for tax purposes.

SMITH & WESSON HOLDING CORPORATION

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

COMBINED FINANCIAL STATEMENTS

We amortize intangible assets in proportion to expected yearly revenue generated from the intangibles acquired. We amortize order backlog over the contract lives as they are executed. The following are the identifiable intangible assets acquired and their respective estimated lives (in thousands):

	Amount	Estimated Life (In years)
Developed technology	$16,400	14.0
Customer relationships	25,100	13.0
Trade names	30,600	10.0
Order backlog	100	0.3

	$72,200

SMITH & WESSON HOLDING CORPORATION

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED

COMBINED FINANCIAL STATEMENTS

NOTE 2 — PRO FORMA AJUSTMENTS AND ASSUMPTION

Pro forma adjustments reflect only those adjustments that are factually determinable. The allocation of the purchase price relating to the acquisition is preliminary, pending the finalization of our review of certain of the accounts.

The following describes the pro forma adjustments made to the accompanying unaudited pro forma consolidated combined financial statements:

(1)	Adjustment includes a $34.3 million reduction in cash as a result of the acquisition and also includes a $1.5 million reduction in cash related to acquisition-related payments that would have been paid had the acquisition occurred on October 31, 2014.

(2)	Adjustment to record the fair value step-up of inventory as a result of the acquisition.

(3)	Adjustment to record deferred tax asset/liability as a result of fair value adjustments.

(4)	Adjustment to record fixed assets at fair value.

(5)	Adjustment to record intangible assets at fair value.

(6)	Adjustments to goodwill as a result of the acquisition.

(7)	Adjustment to write off deferred financing costs that have no value.

(8)	Adjustment to eliminate the debt of BTI that was not assumed as part of the acquisition. The long-term portion of debt includes $100.0 million of borrowings from our expanded line of credit to fund the acquisition.

(9)	Adjustment to eliminate additional paid-in capital of BTI.

(10)	Adjustment to eliminate retained earnings of BTI. The adjustment also includes the negative impact on retained earnings for the acquisition-related cash payments mentioned in Note 1.

(11)	Adjustment to record inventory step-up expense and backlog amortization.

(12)	The historical unaudited pro forma consolidated statements of income of BTI for the year ended April 30, 2014 included $2.7 million of amortization relating to intangible assets that were removed from the historical BTI consolidated statements of income and offset by $10.2 million of amortization expense related to the acquisition of BTI.

(13)	Adjustment to eliminate interest expense that would not have been incurred because SWHC did not assume any BTI external debt as part of the acquisition. The adjustment also includes interest expense recorded related to the $100.0 million borrowing under our expanded line of credit to fund the acquisition at the applicable interest rate.

(14)	Adjustment to record income tax expense at the estimated effective tax rate of the consolidated entity.

(15)	The historical unaudited pro forma consolidated statements of income of BTI for the six months ended October 31, 2014 included $1.4 million of amortization relating to intangible assets that was removed from the historical BTI consolidated statements of income and offset by $5.1 million of amortization expense related to the acquisition of BTI.